UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2013

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, Vail Resorts, Inc. (the “Company”) announced the appointment of Michael Barkin as the Company's Executive Vice President and Chief Financial Officer, effective April 8, 2013. Mr. Barkin will lead the Company's finance and accounting organization, overseeing financial planning and analysis, financial reporting, treasury, tax, procurement, internal audit and investor relations. In addition, he will continue to lead the Company's strategic development efforts and will have oversight for the Company's real estate division. Mr. Barkin succeeds Mark L. Schoppet, who has served as Interim Chief Financial Officer since December 31, 2012 and who will continue in his position as Senior Vice President, Controller and Chief Accounting Officer.

Mr. Barkin, age 35, has served as the Company's Vice President of Strategy and Development since joining the Company in July 2012. Prior to joining the Company, he was a Principal at KRG Capital Partners, where he was a member of the investment team since 2006. In that capacity, he was responsible for managing new acquisitions and portfolio company oversight across multiple sectors. Prior to KRG, Mr. Barkin worked at Bain Capital Partners and Bain & Company. Mr. Barkin holds an economics degree from Williams College and a master of business administration from the Stanford Graduate School of Business.

The Compensation Committee of the Board of Directors has approved an annualized base salary for Mr. Barkin of $330,000 and an annual incentive bonus opportunity of up to 50% of his base salary pursuant to the terms and conditions of the Company's management incentive plan for senior executives. On the effective date of his appointment, Mr. Barkin will be awarded restricted share units (“RSUs”) with a value of $21,603 and share appreciation rights (“SARs”) with a value of $78,437, both of which vest in three equal annual installments beginning on the first anniversary of the grant date. This grant represents a pro rata annual equity award for the current fiscal year under the Company's long-term equity incentive award program for senior executives. Additionally, on the same date, he will be awarded RSUs with a value of $500,000 that cliff-vest on the third anniversary of the grant date. As a senior executive of the Company, Mr. Barkin will also receive customary benefits and perquisites provided to all of the Company's senior executives.

A copy of the press release announcing the appointment of Mr. Barkin is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.

Date: March 11, 2013	By:	/s/ Fiona E. Arnold
Fiona E. Arnold
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 11, 2013.